340	2019 Westpac Group Annual Report

Exhibit 15

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-228295, 333-228294 and 333-220373) of Westpac Banking Corporation of our report dated 4 November 2019 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Sydney, Australia
4 November 2019